Date:	April 13, 2007

Media Contact:	William H. Galligan	Phone:	816/983-1551

bgalligan@kcsouthern.com

KCS Announces First Quarter 2007 Earnings Release
And Conference Call

Kansas City, MO, April 13, 2007. Kansas City Southern (KCS) (NYSE:KSU) will release its financial results for first quarter 2007 on Thursday April 26, 2007, before the opening of trading on the New York Stock Exchange.

KCS will also hold its first quarter 2007 earnings conference call on Thursday April 26, 2007 at 11:00 a.m. EDT. Shareholders and other interested parties are invited to participate via telephone or live webcast. To join the teleconference, please call (888) 577-8990 (U.S. and Canada), or (630) 395-0481 (International). The conference passcode is “Kansas City”. To participate in the live webcast and to view accompanying presentation materials, please log into the KCS website at www.kcsouthern.com, on April 26, immediately prior to the presentation.

A replay of the presentation will be available by calling (866) 514-4351 (U.S. and Canada) or (203) 369-2016 (International). The conference ID is 6848520 and the passcode is “Kansas City”. The replay will be available until May 3, 2007. The webcast will also remain available at www.kcsouthern.com for one week after the earnings release.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.

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